EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S‑8 (File Numbers 333-135857, 333-122201 and 333-105005) and the Registration Statement on Form S-3 (File Number 333-171843) of Family Dollar Stores, Inc., of our report dated October 28, 2013 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Charlotte, North Carolina
October 28, 2013